ESCROW AGREEMENT
                         (Performance Escrow Agreement)

            THIS AGREEMENT made effective this 7th day of May, 1997.

                             1077431 ONTARIO LIMITED
                             (herein called " 1077431")

                                                               OF THE FIRST PART

                                     - and -

                             MONTREAL TRUST COMPANY OF CANADA
                             (herein called the "Trustee")


                                                              OF THE SECOND PART

                                     - and -

                             RICHARD SHERMAN
                             (herein called "Sherman")

                                                               OF THE THIRD PART

     WHEREAS Alpha Ventures Inc. ("Ventures") has made an offer to purchase all of the shares of Alpha Corporation ("AC") dated April 9, 1997 (the "Offer"), which Offer was duly accepted by all of the shareholders of AC;

     AND WHEREAS 1077431 is a shareholder of Ventures;

     AND WHEREAS 1,426,082 common shares of Ventures owned by 1077431 (the "1077431 Shares") are subject to a performance based Form C Escrow Agreement dated as of the date hereof between Ventures, the Trustee and certain other shareholders of Ventures (the "Escrow Agreement ');

     AND WHEREAS Sherman owns all of the issued and outstanding securities of 1077431

     AND WHEREAS to comply with the requirements of The Alberta Stock Exchange, Sherman is desirous of depositing in escrow all of the issued and outstanding common shares in the capital of 1077431 (the "Escrowed Shares") which escrow shall be based on the performance of Ventures;

     AND WHEREAS the Trustee has agreed to undertake and perform its duties according to the terms and conditions hereof;

     NOW THEREFORE this agreement witnesses that in consideration of the sum of one dollar ($ 1.00) paid by the parties to each other, receipt of this sum being acknowledged by each of the parties to each other, Sherman covenants and agrees with 1077431 and with the Trustee, and 1077431 and the Trustee covenant and agree each with the other and with Sherman jointly and severally as follows:

I Where used in this agreement or in any amendment of supplement hereto, unless the context otherwise requires, the following words and phrases shall have the following ascribed to them below:

     (a) "Cash Flow" means net income derived from the business of Ventures, as shown on the audited financial statements or verified by Ventures' auditors, adjusted for the following add backs:

                          (1) depreciation,
                          (2) depletion,
                          (3) deferred taxes,
                          (4) amortization of goodwill,
                          (5) amortization of research and development costs,

     (b) "Related Party" means promoters, officers, directors, other insiders of Ventures and any associates or affiliates of the foregoing.

2. Sherman hereby places and deposits in escrow with the Trustee the Escrowed Shares which are represented by the certificates described in Schedule "A" and the Trustee hereby acknowledges receipt of those certificates. Sherman agrees to deposit in escrow any further certificates representing securities in 1077431 which he may receive as a stock dividend on securities hereby escrowed, and to deliver to the Trustee immediately on receipt thereof the certificates for any such further securities and any replacement certificates which may at any time be issued for any escrowed securities.

3. The Parties hereby agree that, subject to the provisions of paragraph 6 herein, the Escrowed Shares and the beneficial ownership of or any interest in them and the certificate representing them (including any replacement securities or certificates) shall not be sold, assigned, hypothecated, alienated, released from escrow, transferred within escrow, or otherwise in any manner dealt with, without the written consent of The Alberta Stock Exchange (hereinafter referred to as the "Exchange") given to the Trustee or except as may be required by reason of the death or bankruptcy of Sherman or the bankruptcy of 1077431, in which case the Trustee shall hold the said certificates subject to this agreement, for whatever person, or company shall be legally entitled to become the registered owner thereof.

4. Sherman directs the Trustee to retain the Escrowed Shares and the certificates (including any replacement securities or certificates) representing them and not to do or cause anything to be done to release them from escrow or to allow any transfer, hypothecation or alienation thereof, without the written consent of the Exchange. The Trustee accepts the responsibilities placed on it by this agreement and agrees to perform them in accordance with the terms of this Agreement and the written consent, orders or directions of the Exchange.

5 Sherman may apply to the Exchange for a consent for a transfer within escrow and shall, before applying, give reasonable notice in writing of his intention to 1077431 and the Trustee.

6   (a)  The Exchange will consent to the release from escrow of one share for each $0.20 of Cash Flow.

    (b) Any release from escrow under this paragraph 6 shall be made pursuant to a written application of behalf of 1077431 or Sherman, which application shall be accompanied by evidence of the Cash Flow received in a form satisfactory to the Exchange. Application for release may only be made once per year and may only relate to Cash Flow received in the preceding fiscal year or the fiscal years of Ventures since the last release from escrow pursuant to this agreement, whichever is greater.

     (c) Notwithstanding subparagraph (b) above, the maximum number of shares to be released from escrow in any year shall be one-third of the original number of shares held in escrow.

7. A release from escrow of all or part of the Escrowed Shares shall terminate this agreement only in respect to those securities so released. For greater certainty this paragraph does not apply to securities transferred within escrow.

8. Sherman shall, if a dividend is declared by 1077431 while the Escrowed Shares or any of them continue to be held in escrow under this Agreement, renounce and release any right to receive payment of the dividend on the shares then held in escrow.

9. If 1077431 is wound up and any securities remain in escrow under this agreement at the time when a distribution of assets to holders of securities is made by the liquidator, Sherman shall assign his right to receive that part of the distribution which is attributable to the escrowed securities to the Trustee, for the benefit of, and in trust for the persons and companies who are then holders of free securities in 1077431 rateably in proportion to their holdings.

10. (a) In the event that any or all of the business of Ventures has become of little value or no value, Ventures shall declare the occurrence of that event, with full particulars thereof, to the Exchange by a resolution of its directors;

     (b) Sherman agrees with 1077431 and the Trustee that in the event of such diminution of value, the securities held in escrow shall not be cancelled or released from escrow, in whole or in part, except with the consent of the Exchange.

     (c) The Exchange may, in its sole discretion, having regard to the value of the property as ultimately established and such other circumstances as it may consider relevant, determine the number of securities to be cancelled or released and shall communicate its decision in writing to the Trustee. If the Exchange determines that less than all the securities then held in escrow shall be cancelled or released shall be taken rateably from the escrowed security holding of Sherman, unless the Exchange otherwise directs Sherman, with the consent of the Exchange, otherwise agree in writing.

     (d) On receipt by the Trustee of a determination to cancel, Sherman shall tender the required number of escrowed securities to 1077431 by way of gift for cancellation and, 1077431 shall thereupon take the necessary action, by way of reduction of capital or otherwise, to cancel them, and the certificates for these securities shall be delivered up for cancellation.

     (e) Sherman undertakes and agrees to vote and cause to be voted his securities in a manner consistent with the terms, conditions and intent of this agreement in relation to the aforesaid giving back of securities for cancellation.

11. Notwithstanding paragraphs 6 and 10, any shares remaining in escrow on the fifth anniversary of the date of this agreement, unless otherwise exempted in writing by the Exchange, shall be cancelled by the Trustee within 6 months of the said fifth anniversary.

12. All voting rights attached to the escrowed securities shall at all times be exercised by Sherman.

13. Sherman and 1077431 hereby jointly and severally agree to and do hereby release and indemnify and save harmless the Trustee from and against all claims, suits, demands, costs, damages and expenses which may be occasioned by reason of the Trustee's compliance in good faith with the terms hereof.

14. 1077431 hereby acknowledges the terms and conditions of this Agreement and agrees to take all reasonable steps to facilitate its performance and to pay the Trustee's proper charges for its services as trustee of this escrow.

15. If the Trustee should wish to resign, it shall give at least 6 months' notice to 107743 1 which may, with the written consent of the Exchange, by writing appoint another Trustee in its place and such appointment shall be binding on Sherman, and the new Trustee shall assume and be bound by the obligations of the Trustee hereunder.

16. The covenants of Sherman with 1077431 in this agreement are made with 1077431 both in its own right and as trustee for the holders from time to time of free securities in 1077431, and may be enforced not only by 10777431 but also by any holder of free securities.

17. This agreement may be executed in several parts of the same form and the parts as so executed shall together constitute one original agreement, and the parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this agreement.

18. Wherever the singular or masculine is used, the same shall be construed to include the plural or feminine or neuter where the context so requires.

19. This agreement shall enure to the benefit of and be binding on the parties to this agreement and each of their heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF 1077431 and the Trustee have caused their respective corporate seals to be hereto affixed and Sherman has hereto set his hand and seal.

                                       1077431 ONTARIO LIMITED
                                       per: _________________________________

                                       per: _________________________________

                                       MONTREAL TRUST COMPANY OF CANADA

                                       per: _________________________________

                                       per: _________________________________


-----------------                       ------------------
Witness                                 Richard A. Sherman


                                  SCHEDULE "A"

Name of Security Holder and                            Number of Securities   Certificate Numbers of
address                        Type of Securities      Escrowed               Escrowed Securities

Richard Sherman                 Common Shares             1,426,082                 C-6
